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                                                                    Exhibit 23.9
                         INDEPENDENT AUDITORS' CONSENT

To the Board of Directors
of AerCo Limited (the "Company")


As independent public accountants, we hereby consent to the use of our report date November 23, 1998 included in the Prospectus, which is part of this Registration Statement, and to all references to our firm included in or made a part of this Registrations Statement of Form F-4 (file no. 333-66973) of AerCo Limited.


/s/ KPMG
KPMG
Chartered Accountants
5 George's Dock
IFSC
Dublin 1
Ireland

January 26, 1999